Exhibit 21

Subsidiaries of the Registrant

LEVI STRAUSS & CO.

Levi Strauss Financial Center Corporation
NF Industries, Inc.
Levi Strauss Global Fulfillment Services, Inc.
Levi’s Only Stores, Inc.
Hartwell Commodities Group
Levi Strauss International, Inc.
Battery Street Enterprises, Inc.
Levi Strauss Japan Kabushiki Kaisha
Levi Strauss (Hong Kong) Limited
Levi Strauss Securitization Corp.
Levi’s Only Stores Georgetown, LLC
Majestic Insurance International Ltd.
Levi Strauss International
Levi Strauss Services, Inc.
Levi Strauss Commerce (Shanghai) Limited
Levi Strauss Receivables Funding, LLC
Levi Strauss de Mexico, S.A. de C.V.
Levi Strauss & Co. (Canada) Inc.
Levi Strauss Global Operations, LLC
Levi Strauss-Argentina, LLC
Levi Strauss Eximco de Colombia Limitada
Levi Strauss De Venezuela C.A.
Levi Strauss, U.S.A., LLC
Levi Strauss Asia Pacific Division Pte Ltd
Levi Strauss do Brasil Industria e Comercio Ltda
Levi Strauss (Australia) Pty. Ltd.
Levi Strauss Mauritius Ltd.
Levi Strauss Korea Ltd.
Levi Strauss (New Zealand) Limited
Levi Strauss (Malaysia) Sdn. Bhd.
Levi Strauss (Philippines) Inc.
Levi Strauss (Phil.) Inc. II
Levi Strauss de Espana, S.A.
Levi Strauss Italia S.R.L.
Levi Strauss Germany GmbH
Levi Strauss Belgium SA
Levi Strauss (Suisse) SA
Levi Strauss Hungary Trading Limited Liability Company
Levi Strauss Continental SA
PT Levi Strauss Indonesia
LS Japan LTD.
Levi Strauss (India) Private Limited
Levi Strauss Pakistan (Private) Limited
Levi Strauss Trading (Shanghai) Limited
Dongguan Levi Apparel Company Limited
GSO Holdings Ltd.
Levi Strauss Nederland B.V.
Levi Strauss Nederland Holding B.V.
Levi Strauss & Co. Europe SCA

Levi Strauss International Group Finance Coordination Services SCA
Levi Strauss Istanbul Konfeksiyon Sanayi ve Ticaret A.S.
Levi Strauss South Africa (Proprietary) Ltd.
Levi Strauss Poland Sp. z.o.o.
Dockers Europe B.V.
Levi Strauss Praha, spol. s.r.o.
Levi Strauss Hellas AEBE
Levi Strauss Benelux Retail BVBA
Levi Strauss (U.K.) Ltd.
Paris - O.L.S. S.A.R.L.
Levi Strauss Dis Ticaret Limited Sirketi
Levi Strauss Pension Trustee Ltd.